Exhibit 10.6

INSTRUMENT OF NONQUALIFIED STOCK OPTION GRANT

Instrument of Grant issued as of this 19th of February, 2019, from Nutriband Inc., a Nevada corporation, with offices at 121 South Orange Ave., Suite 1500, Orlando, FL 32801 (the “Company”), to Jeffrey T. Patrick (the “Option Holder”).

W I T N E S S E T H:

WHEREAS, the Company has, on the date of this Instrument of Grant, granted Option Holder a nonqualified stock option to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREFORE, the Company does hereby grant to the Option Holder the following Option:

1. Stock Option. Subject to the terms and conditions set forth in this Instrument of Grant, the Company hereby grants to the Option Holder a non-qualified stock option (the “Option”) to purchase from the Company 100,000 shares (the “Shares”) of Common Stock at an exercise price (the “Exercise Price”) equal to 75% of the market price of the Common Stock on the date the Company receives notice of the exercise of the Option accompanied by payment of the purchase price. The market price of the Common Stock shall mean (a) if the Common Stock is traded on the NASDAQ Stock Market, the closing price on the date the Company receives notice of exercise and payment or (b) if the Common Stock is not traded on the NASDAQ Stock Market, closing price of the Common Stock as reported by the OTC Markets, LLC.

2. Exercise Period. The Option shall be exercisable in whole at any time or in part from time to time during the period commencing on the date of this Option and ending at 5:00 P.M., Eastern time on the earlier of (a) May 19, 2019 (b) the date that the Option Holder ceases to be employed by the Company; provided, however, that if such date is a day on which banks in the State of Florida are authorized or permitted to be closed, then the Exercise Period shall end at 5:00 P.M. Eastern time on the next day which is not such a day.

3. Termination. The Option shall terminate, and Option Holder shall have no further rights under the Option, on the Expiration Date, subject to earlier termination to the extent provided in Section 2 of the Option and subject to the provisions of the Plan.

4. Manner of Exercise. The Option shall be exercised by written notice of exercise in the form of Exhibit A to this Instrument of Grant addressed to the Company and signed by the Option Holder and delivered to the Company along with this Instrument of Grant and payment in full of the Exercise Price of the Optioned Shares as to which the Option is being exercised. If the Option is exercised in part only, the Company will either issue a new Instrument of Grant with respect to the unexercised portion of the Option or shall make a notation on this Instrument of Grant reflecting the partial exercise. The Exercise Price is payable by certified or official bank check or by personal check; provided, however, that no Optioned Shares shall be issued to Option Holder, and the Option Holder shall not be a stockholder of the Company with respect to the Optioned Shaers, until the Company has been advised by its bank that the check has cleared.

5. Adjustment Provisions. The number of shares of Common Stock subject to the Option and the Exercise Price shall be adjusted in accordance with generally accepted accounting principles in the event of a stock dividend, stock split, stock distribution, reverse split or other combination of shares, recapitalization or otherwise, which affects the Common Stock.

6. Not Transferable. The Option is not transferable by the Option Holder, and may be exercised only by the Option Holder except that, in the event of the Option Holder’s death or disability, the Option may be exercised by Option Holder’s legal representative or by the persons to whom the Option is transferred by will or the laws of descent and distribution.

7. No Rights as a Stockholder. The Option Holder shall have no interest in and shall not be entitled to any voting rights or any dividend or other rights or privileges of a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option prior to the exercise of this Option and payment of the Exercise Price of the Optioned Shares.

8. No Rights to Continued Employment. Nothing in this Instrument of Grant shall be constructed as an employment agreement or to grant any rights to continue as an officer of the Company.

9. Legality. The Option Holder represents and warrants that he is an accredited investor within the meaning of Rule 501(a) of the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Anything in this Option to the contrary notwithstanding, the Option Holder agrees that he or she will not exercise the Option, and that the Company will not be obligated to issue any shares of Common Stock pursuant to this Option, if the exercise of the Option or the issuance of such shares shall constitute a violation by the Option Holder or by the Company of any provisions of any law or of any regulation of any governmental authority. Any determination by the Board of Directors or the Compensation Committee (the “Committee”) of the Board of Directors, if appointed, shall be final, binding and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with such law or regulation. In this connection, the Option Holder understands that the Optioned Shares, if and when issued, will be restricted securities, as defined in Rule 144 of the SEC pursuant to the Securities Act. The Company shall not be required to issue any Shares if the Company is not satisfied that the issuance thereof is permitted pursuant to the Securities Act without registration under the Securities Act.

10. Action by Company. The existence of the Option shall not effect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalization, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

11. Interpretation. As a condition of the granting of the Option, the Option Holder and each person who succeeds to the Option Holder’s rights hereunder, agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Option shall be determined by the Committee in its sole discretion and that any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive. If no Committee is acting, its functions shall be performed by the Board of Directors, and each reference in this Option to the Committee shall, in that event, be deemed to refer to the Board of Directors. The rights of the Option Holder with respect to the Option are subject to the interpretations by the Committee.

12. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and any be delivered personally or by mail, postage prepaid, addressed as follows: to the Company, at 121 South Orange Ave., Suite 1500, Orlando, FL 32801, Attention: Chief Executive Officer, or at such other address as the Company, by notice, may designate in writing from time to time; to the Option Holder, at the address shown on the records of the Company or at such other address as the Option Holder, by notice to the Company, may designate in writing from time to time.

IN WITNESS WHEREOF, the Company has executed this Instrument of Grant as of the date first above written.

NUTRIBAND INC.

	By:	/s/ Gareth Sheridan 10 March, 2019
Gareth Sheridan, Chief Executive Officer

Address		OPTION HOLDER

/s/ Jeffrey T. Patrick 10 Mar 2019
Jeffrey T. Patrick

Exhibit A

Date:

Nutriband Inc.
121 South Orange Ave., Suite 1500

Orlando, FL 32801
Attention: Chairman and CEO

Re: Stock Option Exercise

Gentlemen:

I hereby exercise the option to the extent of _________ shares, and I am tendering with this Notice full payment of the Exercise Price with respect to the Optioned Shares as to which this Option is being exercised. I further represent and warrant to the Company that I am aware of the tax consequences of my exercise of the option.

Very truly yours,

Jeffrey T. Patrick